Exhibit 99.1
[West Marine Logo]

West Marine Announces Webcast and Conference Call Regarding First Quarter 2011 Results

WATSONVILLE, CA, April 12, 2011 - West Marine, Inc. (Nasdaq: WMAR) will hold a webcast and conference call on Thursday, April 28, 2011 at 10:00 AM Pacific Time to discuss first quarter financial results. West Marine's earnings release will be furnished to the Securities and Exchange Commission under cover of Form 8-K prior to the call.

The company also is announcing that it will combine the reporting of revenues with its quarterly earnings results instead of reporting revenues in a separate release.

“We believe that reporting only revenues provides an incomplete picture and may create a distorted view of our overall performance.  As a result, we’ve decided to report our results in a single, comprehensive earnings release each quarter.  Also, we believe this approach is more common among our benchmark companies,” said Geoff Eisenberg, West Marine’s Chief Executive Officer.

The live call will be webcast and available in real time on the Internet at www.westmarine.com in the "Investor Relations" page. The earnings release will also be posted on the Internet at www.westmarine.com in the "Press Releases" section on the Investor Relations page. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

Interested parties can also connect to the conference call by dialing (800) 341-6235 in the United States and Canada and (706) 634-1041 for international calls. Please be prepared to give the conference ID number 58959495. The call leader is Geoff Eisenberg, West Marine's President and Chief Executive Officer.

An audio replay of the call will be available April 28, 2011 at 12:30 PM Pacific Time through May 5, 2011 at 8:59 PM Pacific Time. The replay number is (800) 642-1687 in the United States and Canada and (706) 645-9291 for international calls. The access code is 58959495.

ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 325 company-operated stores located in 38 states, Puerto Rico, Canada and three franchised stores located in Turkey. Our call center and Internet channels offer customers over 60,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

Contact:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
(831) 761-4229